This Consulting Agreement (“the Agreement”) made effective as of July 5, 2007 by and between Tix Corporation with its principal offices at 12001 Ventura Place, Studio City, Ca 91604, (the “Company”) and ARD Partners, LLC (herein the “CONSULTANT”), with principal offices at 9 Antastasia Ct., Palm Coast, Florida 32137.

In consideration of the mutual covenants contained herein and on the terms and conditions set forth below, the Company and CONSULTANT hereby agree as follows:

Provision of Services:

CONSULTANT agrees to provide the services described below to the Company and to place at the disposal of the Company its personnel, services, and experience. Failure to perform these services will be considered a material breach of the Agreement under section 9.

CONSULTANT will, at the Company’s request, assist with introductions to, and relationship advisory assistance with, sources of capital. CONSULTANT shall at no time act as a broker, nor will CONSULTANT or any principal perform any duties that require CONSULTANT or the individual to be a licensed securities broker dealer, registered representative, or registered investment advisor.

CONSULTANT will, at the Company’s request, assist with researching, drafting, and preparing financial forecasts for investor relations purposes, business plans; and or presentation materials for similar audiences.

CONSULTANT will, at the Company’s request, provide advisory assistance to the board with respect to issuance of securities, capitalization and structural aspects of private or public issuances of securities. Said advisory assistance will be limited to non-negotiation type assistance where CONSULTANT would not structure, value or solicit securities offerings.

CONSULTANT’s staff will, at the Company’s request, assist in developing multimedia presentation materials and scheduling, as well as facilitating introductions and direct meetings with the financial community. CONSULTANT will at all times have at least two full time executives available to assist the Company in introductions to and relationship facilitation with members of the financial community, for the purposes of disseminating the Company’s story to the public.

CONSULTANT will introduce the Company to top tier sell-side analysts, institutional buyers that include small-cap fund managers, and growth mutual funds and money managers once a listing on NASDAQ small capitalization exchange is achieved.

CONSULTANT will, at the Company’s request, provide advisory assistance to the Company and its board of directors for all aspects of the Company’s NASDAQ small capitalization exchange application and listing.

Base Compensation:

The Company agrees to issue to CONSULTANT 200,000 unregistered shares of its common stock. These shares will be delivered as soon as possible utilizing best efforts of the Company.

The Company shall also pay at or around the first of each month a monthly cash fee to CONSULTANT of three thousand dollars ($3,000.00) commencing July 1, 2007 and ending June 30, 2009.

Registration Rights Provision

If Company files a Registration Statement during period of this contract Consultant requests piggy back rights on the Registration Statement.

Liability:

In no event shall either party be liable for any punitive, incidental or consequential damages to the other party, its stockholders, creditors, or any other person or entity, even if advised of the possibility thereof.

It is further understood and agreed that as CONSULTANT will rely upon the information furnished by the Company to it, the Company will use its commercially reasonable best efforts to provide to CONSULTANT material information that is accurate and reliable.

CONSULTANT acknowledges that it will come into possession of material non-public information about the Company. Accordingly, CONSULTANT will not trade (or cause or encourage in any fashion any third party to trade) in any securities of the other party while in possession of any such non-public information regarding the Company.

In the event that CONSULTANT buys and/or sells shares of the Company’s common stock during the term of this Agreement, CONSULTANT for itself, its heirs, executors, administrators and assigns, agrees to forever release, quitclaim and discharge the Company, its predecessors and successors, present and former affiliates, subsidiaries, parent corporations, legal representatives, principals, officers, directors, insurers and employees, from each and every present, past and future claim, debt, demand, judgment, cause of action, responsibility and liability of every kind and character whatsoever, known or unknown, suspected or unsuspected, now existing or which may hereafter arise arising out of or related to such purchase or sale by CONSULTANT of shares of the Company’s common stock.

Other Activities of CONSULTANT: The Company recognizes that CONSULTANT now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. CONSULTANT shall be free to render such advice and other services and the Company hereby consents thereto. CONSULTANT shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it and the Company deem necessary.

Control: Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation, By-Laws, any applicable statute, rule (as defined herein), or any Rules of any Regulators, or to deprive the Company’s Board of Directors of its responsibility for any control of the conduct of its affairs.

Term: The term of this Agreement shall be for a period of two years.

Termination:

In the event that CONSULTANT terminates this agreement without cause or the Company terminates this agreement with cause prior to the expiration of the Term, CONSULTANT shall be liable to the Company for the lesser of (a) the applicable pro-rata market value of the stock issued under this agreement as of the date hereof; or (b) the then current market value of the stock issued under this agreement on the date of termination.

This Agreement may be terminated by either party in the event that (i) the other party fails to perform any material term, covenant or agreement to be observed or performed by them under this Agreement, and such failure shall continue for thirty (30) days following written notice from the non-defaulting party Any termination by the CONSULTANT, for non performance by the Company shall nullify all afore mentioned forfeiture of any physical stock certificates.

Obligations upon Termination

Within five (5) business days of the first occurring of the termination of this Agreement or the end of the Term, CONSULTANT, at the request of the Company shall forthwith return to the Company or otherwise dispose of as the Company may direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to the Company and sent to CONSULTANT which CONSULTANT may have in its possession or under its control, except that CONSULTANT shall have the right to retain one (1) copy of each of the foregoing strictly for archival purposes only.

Breach

If THE COMPANY unreasonably fails to fulfill one or more of its material obligations under this Agreement (“Default”), CONSULTANT shall give THE COMPANY written notice of such Default (“THE COMPANY Notice”). THE COMPANY shall then have thirty (30) days after its receipt of the THE COMPANY Notice to cure said Default, provided, however, that if such Default cannot be cured within thirty (30) days and so long as THE COMPANY is diligently pursuing the cure of such Default in a reasonable manner and with diligence, THE COMPANY shall have a reasonable additional period of time within which to cure such Default.

If CONSULTANT unreasonably fails to fulfill one or more of its material obligations under this Agreement (“Default”), THE COMPANY shall give CONSULTANT written notice of such Default (“CONSULTANT Notice”). CONSULTANT shall then have thirty (30) days after its receipt of the CONSULTANT Notice to cure said Default, provided, however, that if such Default can not be cured within thirty (30) days and so long as CONSULTANT is diligently pursuing the cure of such default in a reasonable manner and with diligence, CONSULTANT shall have a reasonable additional period of time within which to cure such Default.

Confidentiality: CONSULTANT and the Company each agree to provide reasonable security measures to keep information of the other party confidential where release may be detrimental to such party’s business interests (“Confidential Information”). All non-public information provided to CONSULTANT by the Company shall be deemed confidential, unless the Company provides written confirmation that such information is not confidential or has been disseminated to the public. CONSULTANT and the Company shall each require their employees, agents, affiliates, subcontractors, other licensees, and others who will have access to Confidential Information through CONSULTANT and the Company, as the case may be, to enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement. Both CONSULTANT and the Company agree that they will not, either during the term of this Agreement or at any time thereafter, disclose, use or make known for its or another’s benefit, any Confidential Information acquired or used by it hereunder.

Agency
CONSULTANT, its officers, directors, employees, and agents shall lack any and all authority to legally bind the Company.

Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with the Agreement shall conform to all applicable Federal and State securities laws, and the applicable rules and regulations of the SEC or any self-governing body (collectively “Rules”) which may have jurisdiction over the party taking such actions (collectively “Regulators”).

Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the signatory of this Agreement at the addresses appearing in the introductory paragraph hereof, but any party may change its address by written notice to the other party. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated three (3) days after mailing.

Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; neither this Agreement nor any right, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.

Delegation. Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.

Publicity. Neither party shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law, pursuant to Rules, or by any Regulators.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Entire Agreement. This Agreement sets forth the entire Agreement and understanding the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written.

Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assignees, any rights or remedies under or by reason this Agreement.

Survivability. If any part of this Agreement is found, or deemed by a binding arbitration to be invalid or unenforceable, that part shall be severed from the remainder of this Agreement.

Return of Information. Each party shall keep a record of the location where all Confidential Information furnished or created by the other party is located. Upon termination of the Agreement, all copies of the Confidential Information of the other party, including analyses, compilations, forecasts, studies or other documents will be returned immediately upon the written request therefore. That portion of the Confidential Information which consists of analyses, compilations, forecasts, studies or other documents prepared by CONSULTANT or its representatives will continue to be held by CONSULTANT and kept confidential and subject to the terms of this Agreement.

Relationship of the Parties. Nothing contained in this Agreement shall be deemed to cause either party to become the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship such as, but not limited to, a joint venture or a partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party. Each party shall be responsible only for its obligations as provided herein.

In Witness Whereof, the parties have caused this Agreement to be signed as of the day and year first written above.

ARD Partners, LLC

______________________________
Name: Alan Davidson, Manager

Date: _______________________

TIX Corporation

By: _______________________________
Name: Mitch Francis

Title: CEO

Date: July 5, 2007